SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Under Rule 14a-12

                               HOMEFED CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
(1)      Title of each class of securities to which transaction applies:

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(2)      Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): (4) Proposed maximum aggregate value of transaction:

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(5)      Total fee paid:

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[ ] Fee paid previously with preliminary materials:

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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount Previously Paid:

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(2)      Form, Schedule or Registration Statement No.:

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(3)      Filing Party:

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(4)      Date Filed:

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
                               HOMEFED CORPORATION

                                1903 Wright Place
                                    Suite 220
                           Carlsbad, California 92008
                             -----------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held July 10, 2002
                            ------------------------

                                                     June 14, 2002

To Our Stockholders:

         You are cordially invited to attend the Annual Meeting of Stockholders (the "Meeting") of HomeFed Corporation (the "Company") to be held on July 10, 2002, at 1:30 p.m., at Grand Pacific Palisades Resort and Hotel, 5805 Armada Drive, Carlsbad, California 92008, the Terrace Room:

         1. To elect six Directors.

         2. To approve an amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 100 million shares to 250 million shares and to eliminate the prohibition on the issuance of non-voting equity securities.

         3. To ratify the selection of PricewaterhouseCoopers LLP as independent auditors to audit the Consolidated Financial Statements of the Company and its subsidiaries for the year ended December 31, 2002.

         4. To transact such other business as may properly come before the Meeting or any adjournments of the Meeting.

         We will be giving a tour of our San Elijo Hills project, including the Visitor Center, for interested Stockholders. The tour will begin at 10:30 a.m. on the morning of the Annual Meeting and will last approximately two hours. If you would like to take this tour, please call Hale Richardson at (760) 798-1765, before July 2, 2002 to reserve a place on the tour for you and one invited guest. The tour will depart from the Grand Pacific Palisades Resort and Hotel. For directions to the hotel, please call Hale Richardson at (760) 798-1765.

         Only holders of record of the Company's Common Stock at the close of business on June 3, 2002 will be entitled to notice of and to vote at the Meeting. Please vote your shares, either (i) by signing, dating and mailing the enclosed proxy card in the accompanying postage prepaid envelope, (ii) by telephone using the toll-free telephone number printed on the proxy card, or
(iii) by voting on the Internet, using the instructions printed on the proxy card. This will assure that your shares are represented at the Meeting.

                                     By Order of the Board of Directors.

                                              CORINNE A. MAKI
                                                    Secretary

                               HOMEFED CORPORATION

                                1903 Wright Place
                                    Suite 220
                           Carlsbad, California 92008
                             -----------------------

                                 PROXY STATEMENT
                             -----------------------

                         Annual Meeting of Stockholders
                             -----------------------
                                                                 June 14, 2002

         This Proxy Statement is being furnished to the Stockholders (the "Stockholders") of HomeFed Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders (the "Meeting") of the Company to be held on July 10, 2002 and at any adjournments thereof.

         At the Meeting, Stockholders will be asked:

         1. To elect six Directors;

         2. To approve an amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 100 million shares to 250 million shares and to eliminate the prohibition on the issuance of non-voting equity securities;

         3. To ratify the selection of PricewaterhouseCoopers LLP as independent auditors to audit the Consolidated Financial Statements of the Company and its subsidiaries for the year ended December 31, 2002; and

         4. To transact such other business as may properly come before the Meeting or any adjournments of the Meeting.

         The Board of Directors has fixed the close of business on June 3, 2002 as the record date (the "Record Date") for the determination of the holders of the Company's common stock, par value $.01 per share (the "Common Stock"), entitled to notice of and to vote at the Meeting. Each such Stockholder will be entitled to one vote for each share of Common Stock held on all matters to come before the Meeting and may vote in person or by proxy by completing the enclosed proxy card and returning it in the enclosed postage prepaid envelope or, as indicated on the proxy card, by voting on the Internet or by voting by telephone. At the close of business on June 3, 2002, there were 56,808,076 shares of Common Stock entitled to vote.

         This Proxy Statement and the accompanying form of proxy are first being sent to holders of the Common Stock on or about June 14, 2002.

                                   THE MEETING

Date, Time and Place

         The Meeting will be held on July 10, 2002, at 1:30 p.m., local time, at Grand Pacific Palisades Resort and Hotel, 5805 Armada Drive, Carlsbad, California 92008, the Terrace Room.

Matters to Be Considered

         At the Meeting, Stockholders will be asked to consider and vote to elect six Directors and to ratify the selection of independent auditors. See "ELECTION OF DIRECTORS", "APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION" and "RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS." The Board of Directors knows of no matters that are to be brought before the Meeting other than as set forth in the Notice of Meeting. If any other matters properly come before the Meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

Record Date; Shares Outstanding and Entitled to Vote

         Stockholders as of the Record Date (i.e., the close of business on June 3, 2002) are entitled to notice of and to vote at the Meeting. As of the Record Date, there were 56,808,076 shares of Common Stock outstanding and entitled to vote, with each share entitled to one vote.

Required Votes

         Election of Directors. Under Delaware law, the affirmative vote of the holders of a plurality of the Common Stock present and entitled to vote on the election of Directors at the Meeting is required to elect each Director. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. For purposes of the election of Directors, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be counted toward the presence of a quorum.

         Amendment to Certificate of Incorporation. Under Delaware law, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is required to approve the amendment to the Certificate of Incorporation of the Company to increase the number of shares of Common Stock that the Company is authorized to issue from 100 million shares to 250 million shares and to eliminate the prohibition on the issuance of non-voting equity securities.

         Other Matters. The ratification of the selection of PricewaterhouseCoopers LLP as independent auditors is being submitted to Stockholders because the Board of Directors believes that such action follows sound corporate practice and is in the best interests of the Stockholders. If the Stockholders do not ratify the selection by the affirmative vote of the holders of a majority of the Common Stock present and entitled to vote on the matter, the selection of independent auditors will be reconsidered by the Board. If the Stockholders ratify the selection, the Board, in its discretion, may still direct the appointment of new independent auditors at any time during the year if the Board believes that such a change would be in the best interests of the Company and its Stockholders. Broker non-votes are not counted in determining the stock entitled to vote on the matter in connection with the ratification of auditors, but do have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated. Abstentions are counted as shares "entitled to vote" at the Meeting in determining the presence of a quorum and have the effect of a vote "against" any matter as to which they are specified.

         Joseph S. Steinberg, Chairman of the Board of Directors, beneficially owns 7,198,130 shares of Common Stock or approximately 12.7% of the Common Stock outstanding at the Record Date; and two trusts for the benefit of Mr. Steinberg's children (the "Steinberg Children Trusts") beneficially own 893,258 shares of Common Stock or approximately 1.6% of the Common Stock outstanding at the Record Date. Mr. Steinberg disclaims beneficial ownership of the Common Stock held by the Steinberg Children Trusts. Ian M. Cumming, a Director, beneficially owns 7,732,364 shares of Common Stock or approximately 13.6% of the Common Stock outstanding at the Record Date. The Cumming Foundation and the Joseph S. and Diane H. Steinberg 1992 Charitable Trust, private charitable foundations independently established by Messrs. Cumming and Steinberg, respectively, beneficially own 73,297 shares of Common Stock or approximately 0.1% and 23,815 (less than 0.1%) of the Common Stock outstanding at the Record Date, respectively. Mr. Cumming and Mr. Steinberg each disclaims beneficial ownership of the Common Stock held by their respective private charitable foundations. Messrs. Cumming and Steinberg have advised the Company that they intend to cause all Common Stock that they beneficially own and all Common Stock beneficially owned by their charitable foundations to be voted in favor of each nominee named herein and in favor of ratification of the selection of independent auditors. In addition to Messrs. Cumming and Steinberg, all other Directors and officers of the Company beneficially own 0.9% of the Common Stock outstanding at the Record Date.

Voting and Revocation of Proxies

         Stockholders are requested to vote by proxy in one of three ways:

         o        Use the toll-free telephone number shown on your proxy card;

         o Visit the Internet website at www.voteproxy.com and follow the on-screen instructions; or

         o Mail, date, sign and promptly return your proxy card in the enclosed postage prepaid envelope.

         Shares of Common Stock represented by properly executed proxies received by the Company or voted by telephone or via the Internet, which are not revoked will be voted at the Meeting in accordance with the instructions contained therein. If instructions are not given, proxies will be voted for election of each nominee for director named herein, for the approval of the amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 100 million shares to 250 million shares and to eliminate the prohibition on the issuance of non-voting equity securities, and for ratification of the selection of independent auditors.

         Voting instructions (including instructions for both telephonic and Internet voting) are provided on the proxy card. The Internet and telephone voting procedures are designed to authenticate Stockholder identities, to allow Stockholders to give voting instructions and to confirm that Stockholders' instructions have been recorded properly. A Control Number, located on the proxy card, will identify Stockholders and allow them to vote their shares and confirm that their voting instructions have been properly recorded. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the Stockholder. If you do vote by Internet or telephone, it will not be necessary to return your proxy card.

         If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive from your record holder. The availability of Internet and telephone voting will depend on their voting procedures.

         If a Stockholder neither returns a signed proxy card, votes by the Internet or by telephone, nor attends the Meeting and votes in person, his or her shares will not be voted.

         Any proxy signed and returned by a Stockholder or voted by telephone or via the Internet may be revoked at any time before it is exercised by giving written notice of revocation to the Secretary of the Company, at the address of the Company set forth herein, by executing and delivering a later-dated proxy (either in writing, by telephone or via the Internet) or by voting in person at the Meeting. Attendance at the Meeting will not in and of itself constitute revocation of a proxy.

Proxy Solicitation

         The Company will bear the costs of solicitation of proxies for the Meeting. In addition to solicitation by mail, Directors, officers and regular employees of the Company may solicit proxies from Stockholders by telephone, telegram, personal interview or otherwise. Such Directors, officers and employees will not receive additional compensation, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of Common Stock held of record by them, and such custodians will be reimbursed for their reasonable expenses.

Independent Auditors

         The Company has been advised that representatives of PricewaterhouseCoopers LLP, the Company's independent auditors for 2001, will attend the Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


                              ELECTION OF DIRECTORS

         At the Meeting, six Directors are to be elected to serve until the next Meeting or until their successors are elected and qualified. The persons named in the enclosed form of proxy have advised that, unless contrary instructions are received, they intend to vote for the six nominees named by the Board of Directors and listed on the following table. The Board of Directors does not expect that any of the nominees will be unavailable for election as a Director. However, if by reason of an unexpected occurrence one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board of Directors of the Company may propose. The following information is as of June 3, 2002.

Patrick D. Bienvenue......................      Mr. Bienvenue, 47, has served as a director of the Company since
                                                August 1998.  Since January 1996, Mr. Bienvenue has served in a variety of executive capacities with real estate related
                                                subsidiaries of Leucadia National Corporation (together with its subsidiaries, "Leucadia") and, from 1992 until December 1995, was
                                                President and Chief Executive Officer of Torwest Inc., a privately held property development and investment company.

Paul J. Borden............................      Mr. Borden, 53,  has served as a director and President of the
                                                Company since May 1998.  From August 1988 through October 2000, Mr.
                                                Borden was a Vice President of Leucadia, responsible for overseeing many of Leucadia's real estate investments.

Timothy M. Considine......................      Mr. Considine, 61,  has served as a director of the Company since
                                                January 1992, serving as Chairman of the Board from 1992 to December
                                                1999, and has been a partner of Considine and Considine, an accounting firm in San Diego, California, since 1969.

Ian M. Cumming............................      Mr. Cumming, 61,  has served as a director of the Company since May
                                                1999 and has been a director and Chairman of the Board of Leucadia since June 1978.  He has also been a director of Allcity Insurance
                                                Company ("Allcity"), a property and casualty insurer, since February
                                                1988 and MK Gold Company ("MK Gold"), an international mining company, since June 1995, each of which is a subsidiary of Leucadia, and Skywest, Inc., a Utah-based regional air carrier since June
                                                1986.  Mr. Cumming has served as Chairman of the Board of The FINOVA
                                                Group Inc., ("FINOVA"), a middle market lender in which Leucadia has an indirect 25% equity interest, since August 2001. Mr. Cumming has also been a director of Carmike Cinemas, Inc., a publicly held motion picture exhibitor in the United States, in which Leucadia has an approximate
                                                11% interest, since January 2002.


                                       3

Michael A. Lobatz.........................      Dr. Lobatz, 53, has served as a director of the Company since
                                                February 1995 and has been a practicing physician in San
                                                Diego, California since 1981.

Joseph S. Steinberg.......................      Mr. Steinberg, 58, has served as a director of the Company since
                                                August 1998 and as Chairman of the Board since December 1999.  Mr.
                                                Steinberg has been President of Leucadia since January 1979 and a director of Leucadia since December 1978.  In addition, he has served as a director of Allcity since February 1988 and is currently
                                                Chairman of the Board of Allcity, as a director of MK Gold since
                                                June 1995, as a director since June 1988 of Jordan Industries Inc., a public company that owns and manages manufacturing companies, of which approximately 10% of the common stock is beneficially owned by
                                                Leucadia, as a director of FINOVA since August 2001 and as a director of White Mountains Insurance Group, Ltd., a publicly traded insurance holding company in which Leucadia has a less than 5%
                                                equity interest, since June 2001.

         The Board of Directors recommends a vote FOR the above-named nominees.


                             INFORMATION CONCERNING
                   THE BOARD OF DIRECTORS AND BOARD COMMITTEES

Meetings and Committees

         During 2001, the Board of Directors held four meetings and took action by unanimous written consent on four other occasions.

         The Board of Directors has a standing Audit Committee. The functions of the Audit Committee are to assist the Board of Directors in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including selecting the Company's governmental or regulatory bodies, the public or other users, the Company's systems of internal accounting and financial controls and the annual independent audit of the Company's financial statements. During 2001, the Audit Committee met four times with the Company's management and outside auditors and, on one occasion, with management alone. The Board of Directors adopted a charter for the Audit Committee on March 8, 2000. The Audit Committee was formed in March 2000 and consists of Mr. Considine (Chairman) and Dr. Lobatz. All members of the Audit Committee are "independent" as defined under the New York Stock Exchange, Inc.'s listing standards. See "Audit Committee Report" below. The information contained in this Proxy Statement with respect to the Audit Committee charter and the independence of the members of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference in such filing.

         During 2001, all Directors attended all of the meetings of the Board.

                  PRESENT BENEFICIAL OWNERSHIP OF COMMON STOCK


         Set forth below is certain information as of June 3, 2002 with respect to the beneficial ownership determined in accordance with Rule 13d-3 under the Securities Exchange act of 1934, as amended, of Common Stock by (i) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the outstanding Common Stock (the Company's only class of voting securities),
(ii) each Director, (iii) the current executive officers named in the Summary Compensation Table under "Executive Compensation," (iv) the Steinberg Children Trusts and private charitable foundations established by Mr. Cumming and Mr. Steinberg and (v) all executive officers and Directors of the Company as a group.

                                                                             Number of Shares
Name and Address                                                              and Nature of          Percent
of Beneficial Owner                                                        Beneficial Ownership     of Class
-------------------                                                        --------------------     --------
Patrick D. Bienvenue...............................................             10,750  (a)            *
Paul J. Borden.....................................................             36,533  (b)            *
Timothy M. Considine...............................................             15,609  (c)            *
Ian M. Cumming.....................................................          7,732,364  (d)(e)         13.6%
R. Randy Goodson...................................................            137,750  (f)              .2%
Michael A. Lobatz..................................................             10,750  (a)            *
Simon G. Malk......................................................            224,094  (g)              .4%
Curt R. Noland.....................................................             35,000  (h)            *
Erin N. Ruhe.......................................................             35,000  (h)            *
Joseph S. Steinberg................................................          7,198,130  (e)(i)         12.7%
The Steinberg Children Trusts......................................            893,258  (j)             1.6%
Cumming Foundation.................................................             73,297  (k)              .1%
The Joseph S. and Diane H. Steinberg
     1992 Charitable Trust.........................................             23,815  (l)            *
All Directors and executive officers
   as a group (11 persons).........................................          15,454,980 (m)            27.2%

-------------------
* Less than .1%.

(a) Includes 750 common shares that may be acquired upon the exercise of currently exercisable stock options.

(b) Includes 20,750 common shares that may be acquired upon the exercise of currently exercisable stock options.

(c) Includes (i) 4,859 shares held by the Considine and Considine Retirement Plan and (ii) 500 shares that may be acquired upon the exercise of currently exercisable stock options. Mr. Considine is a partner of Considine and Considine, an accounting firm in San Diego, California.

(d) Includes (i) 95,324 shares of Common Stock (.2%) beneficially owned by Mr. Cumming's wife (directly and through trusts for the benefit of Mr. Cumming's children of which Mr. Cumming's wife is trustee) as to which Mr. Cumming may be deemed to be the beneficial owner and (ii) 750 shares that may be acquired upon the exercise of currently exercisable stock options.

(e) Messrs. Cumming and Steinberg have an oral agreement pursuant to which they will consult with each other as to the election of a mutually acceptable Board of Directors of the Company. The business address for Messrs. Cumming and Steinberg is c/o Leucadia National Corporation, 315 Park Avenue South, New York, New York 10010.

(f) Includes 6,500 common shares that may be acquired upon the exercise of currently exercisable stock options. Does not include currently exercisable stock options with respect to 491,802 common shares as to which performance criteria have not been met, and which will be repurchased by the Company at a price not more than the option exercise price as to any shares for which the performance criteria are not met in accordance with the terms of the option.

(g) Includes 3,500 common shares that may be acquired upon the exercise of currently exercisable stock options. Does not include currently exercisable stock options with respect to 350,000 common shares as to which performance criteria have not been met, and which will be repurchased by the Company at a price not more than the option exercise price as to any shares for which the performance criteria are not met in accordance with the terms of the option.

(h) Includes 10,000 common shares that may be acquired upon the exercise of currently exercisable stock options.

(i) Includes (i) 34,861 shares of Common Stock (less than .1%) beneficially owned by Mr. Steinberg's wife as to which Mr. Steinberg may be deemed to be the beneficial owner and (ii) 750 shares that may be acquired upon the exercise of currently exercisable stock options.

(j) Mr. Steinberg disclaims beneficial ownership of the Common Stock held by the Steinberg Children Trusts.

(k) Mr. Cumming is a trustee and President of the foundation and disclaims beneficial ownership of the Common Stock held by the foundation.

(l) Mr. Steinberg and his wife are trustees of the trust. Mr. Steinberg disclaims beneficial ownership of the Common Stock held by the trust.

(m) Includes 58,250 common shares that may be acquired upon the exercise of currently exercisable stock options.

         As of June 3, 2002, Cede & Co. held of record 44,408,020 shares of Common Stock (approximately 78.2% of the total Common Stock outstanding). Cede & Co. held such shares as a nominee for broker-dealer members of The Depository Trust Company, which conducts clearing and settlement operations for securities transactions involving its members.

                             EXECUTIVE COMPENSATION

                           Summary Compensation Table

         Set forth below is certain information with respect to the cash compensation paid by the Company for services in all capacities to the Company and its subsidiaries during the years ended 2001, 2000 and 1999 to (i) the Company's President and chief executive officer, Paul J. Borden, and (ii) the other executive officers of the Company whose total annual salary and bonus exceeded $100,000 during these periods.

                                  Annual Compensation              Long-Term Compensation
                         -------------------------------------- --------------------------------- ---------------
                                                                     Restricted        Options
    Name and Principal                                                  Stock           (# of         All Other
       Position(s)         Year           Salary       Bonus            Awards          shares)      Compensation
       -----------         ----           ------       -----            ------          -------      ------------
Paul J. Borden,            2001         $222,000(1)   $330,265        $   --             1,000        $6,800(4)
President                  2000           37,151(1)    344,027            7,500(3)      51,000            --
                           1999            --   (1)      --               --             --               --

Curt R. Noland,            2001         $108,159      $ 78,245        $   --             --           $6,800(4)
Vice President             2000          105,024       103,150           18,750(3)      25,000            --
                           1999          100,000       103,000            --             --               --

Erin N. Ruhe,              2001         $ 75,009      $ 62,250        $   --             --           $5,490(4)
Vice President and         2000           65,016        61,950           18,750(3)      25,000            --
Controller                 1999           60,000        51,800            --             --               --

R. Randy Goodson,          2001         $180,000      $ 80,400        $   --             --           $   --
Vice President             2000          131,558(2)      4,050           12,188(3)     666,250            --
                           1999           --             --               --             --               --

Simon G. Malk,             2001         $ 90,000      $ 77,700         $  --             --           $3,708(4)
Vice President             2000           65,783(2)      2,025            6,563(3)     358,750            --
                           1999           --             --               --             --               --

-----------------

(1) Through October 22, 2000, Mr. Borden was a Vice President of Leucadia and received compensation only from Leucadia. Pursuant to the Administrative Services Agreement between Leucadia Financial and the Company, $200,000 and $240,000 of the fees paid by the Company to Leucadia for services rendered in 2000 and 1999, respectively are attributable to Mr. Borden's services. These amounts are not reflected in the foregoing table. See "Certain Relationships and Related Transactions" in this Report for a description of the administrative services agreement. Included for each of 2001 and 2000 are $12,000 in directors fees Mr. Borden received from the Company.

(2) Represents salary paid by the Company from April 1, 2000, the date Mr. Goodson and Mr. Malk became employees of the Company. This amount does not include amounts paid by the Company to a consulting firm, of which Mr. Goodson and Mr. Malk were principals, that provided consulting services to the Company prior to Mr. Goodson's and Mr. Malk's employment by the Company.

(3) Represents restricted stock, at fair market value of $.75 per share as of the date granted under the Company's 1999 Stock Incentive Plan.

(4) Represents the contribution made by the Company to a defined contribution 401(k) plan on behalf of the named person.

                              Option Grants in 2001

         The following table shows all grants of options to the named executive officers of the Company in 2001.

                                                                                  Potential Realizable Value
                                                                                  At Assumed Annual Rates of
                                                                                   Stock Price Appreciation
                                                 Individual Grants                   for Option Term (2)
                         ------------------------------------------------------------------------------------
                          Securities     % of Total
                          Underlying       Options
                            Options      Granted to    Exercise
                            Granted     Employees in   Price        Expiration
Name                     (# of shares)      2001       ($/share)       Date              5%($)         10%($)
----                     -------------      ----       ---------       ----              -----         ------
Paul J. Borden               1,000 (1)       100.0%       $.93       7/10/06              $300           $600

--------------
* Less than .1%.

(1) The options were granted pursuant to the Company's 1999 Stock Incentive Plan to all Directors of the Company at an exercise price equal to the fair market value of the shares of Common Stock on the date of grant. The grant date of the options is July 10, 2001. These options become exercisable at the rate of 25% per year commencing one year after the date of grant.

(2) The potential realizable values represent future opportunity and have not been reduced to reflect the time value of money. The amounts shown under these columns are the result of calculations at the 5% and 10% rates required by the Securities and Exchange Commission, and are not intended to forecast future appreciation of the shares of Common Stock and are not necessarily indicative of the values that may be realized by the named executive officer.

                     Aggregate Option Exercises in 2001 and
                         Option Values at Year End 2001


         The following table provides information as to options exercised by each of the named executives in 2001 and the value of options held by such executives at year end measured in terms of the last reported sale price for the Common Shares on December 31, 2001, $.95.

                                                                                              Value of
                                                                                            Unexercised
                                                                Number of Unexercised       In-the-Money
                                                                      Options at             Options at
                                                                  December 31, 2001      December 31, 2001
                                                                  -----------------      -----------------
                          Number of shares
                        Underlying Options                           Exercisable/           Exercisable/
Name                         Exercised          Value Realized      Unexercisable          Unexercisable
----                         ---------          --------------      -------------          -------------
Paul J. Borden                   --                  --              10,250/41,750         $2,063/$8,208
Curt R. Noland                   --                  --               5,000/20,000         $1,000/$4,000
Erin N. Ruhe                     --                  --               5,000/20,000         $1,000/$4,000
R. Randy Goodson                 --                  --              3,250/663,000         $650/$223,600
Simon G. Malk                    --                  --              1,750/357,000         $350/$120,400

                            Compensation of Directors

         In 2001, each Director received a retainer of $12,000 for serving on the Board of Directors. In addition, under the terms of the Company's 1999 Stock Incentive Plan, each director is automatically granted options to purchase 1,000 shares on the date on which the annual meeting of stockholders of the Company is held each year. The purchase price of the shares covered by such options is the fair market value of such shares on the date of grant.

                 Certain Relationships And Related Transactions

         In 1999, Leucadia completed the distribution of the Company Common Stock to shareholders of Leucadia. As a result, Joseph S. Steinberg, Chairman of the Board of the Company, and Ian M. Cumming, a director of the Company, together with their respective family members (excluding trusts for the benefit of Mr. Steinberg's children) beneficially own approximately 12.7% and 13.6% respectively, of the outstanding Common Stock. Mr. Steinberg is also President and a director of Leucadia and Mr. Cumming is Chairman of the Board of Leucadia. At June 3, 2002, Mr. Steinberg and Mr. Cumming beneficially owned (together with their respective family members but excluding trusts for the benefit of Mr. Steinberg's children) approximately 16.8% and 18.0%, respectively, of Leucadia's outstanding common shares. See "Present Beneficial Ownership of Common Stock" for information concerning the securities ownership of Messrs. Steinberg and Cumming and their respective families.

         Set forth below is information concerning agreements or relationships between the Company and Leucadia and its subsidiaries.

San Elijo Hills Development Agreement

         In August 1998, the Company entered into a development management agreement with an indirect subsidiary of Leucadia to become development manager of San Elijo Hills, which will be a master-planned community in San Diego County, California, of approximately 3,400 homes and apartments as well as commercial properties, which are expected to be completed during the course of this decade. As development manager, the Company is responsible for the overall management of the project, including, among other things, preserving existing entitlements and obtaining any additional entitlements required for the project, arranging financing for the project, coordinating marketing and sales activity, and acting as the construction manager. The development management agreement provides that the Company will receive certain fees in connection with the project. These fees consist of field overhead and management service fees, which are based on a fixed percentage of gross revenues of the project, less certain expenses allocated to the project, and are expected to cover the Company's cost of providing these services. The Company also receives co-op marketing and advertising fees that are paid at the time builders sell homes, are generally based upon a fixed percentage of the homes' selling price and are recorded as revenue when the home is sold. The development agreement also provides for a success fee to the Company out of the net cash flow, if any, from the project, as determined in accordance with the development agreement, subject to a maximum success fee. Whether a success fee, if it is earned, will be paid to the Company prior to the conclusion of the project will be at the discretion of the project owner. From January 1, 2001 through March 31, 2002, the Company received approximately $6,100,000 in fees under the development management agreement, including approximately $1,400,000 in co-op marketing and advertising fees.

Loan Agreements

         Leucadia funded the Company's bankruptcy plan by purchasing stock and debt of the Company. As of December 31, 2001, the Company owed $26,462,000 principal amount to Leucadia, which is payable on December 31, 2004 and bears interest at 6% per year. From January 1, 2001 through March 31, 2002, the Company paid to Leucadia approximately $1,980,000 in interest.

         In March 2001, the Company entered into a $3,000,000 line of credit agreement with Leucadia. Under the line of credit, the Company has agreed to pay a commitment fee of .375% per year, payable quarterly, on the unused balance of the line of credit. Loans outstanding under this line of credit bear interest at 10% per year. Interest on the line of credit of approximately $24,000 was expensed and paid to Leucadia during the year ended December 31, 2001. Effective March 1, 2002, this agreement was amended to extend the maturity to February 28, 2007, unless earlier terminated by Leucadia not later than November 15 of any year, effective February 28 of the following year. As of June 3, 2002, $650,000 was outstanding under this facility.

Otay Land Company, LLC

         In October 1998, the Company and Leucadia formed Otay Land Company, LLC ("Otay Land Company"). Through December 31, 2001, the Company invested $11,825,000 as capital and Leucadia invested $10,000,000 as a preferred capital interest. The Company is the development manager of this project. In 1998, Otay Land Company purchased approximately 4,800 acres of land that is part of a 22,900 acre project located south of San Diego, California, known as Otay Ranch, for approximately $19,500,000. Net income, if any, from this investment first will be paid to Leucadia until it has received an annual cumulative preferred return of 12% on, and repayment of, its preferred investment. Any remaining funds are to be paid to the Company. No amounts have been paid to Leucadia under this agreement.

Administrative Services Agreement

         Since emerging from bankruptcy in 1995, administrative services and, prior to November 2000, certain managerial support services, have been provided to the Company by Leucadia. Under the current administrative services agreement, which was amended as of January 1, 2002 to extend through December 31, 2002, Leucadia provides the services of Ms. Corinne A. Maki, the Company's Treasurer and Secretary, in addition to various administrative functions for a monthly fee. Ms. Maki is an officer of Leucadia Financial. Prior to November 2000, Leucadia also provided the services of Paul J. Borden, President of the Company, under the administrative services agreement. Prior to November 2000, Mr. Borden also was a Vice President of Leucadia. The cost of services provided by Leucadia during 2001 aggregated $107,000. The monthly fee, under the amended administrative services agreement, is $10,000.

Office Space

         The Company rents office space and furnishings from Leucadia for a monthly amount equal to its share of the Leucadia's cost for the space and furnishings. The agreement pursuant to which the space and furnishings are provided extends through February 28, 2005 (coterminous with Leucadia's occupancy of the space) and provides for a monthly rental of $20,000 effective March 1, 2002. In connection with these rentals, the Company paid approximately $310,000 to Leucadia from January 1, 2001 through March 31, 2002.

         Report of the Compensation Committee of the Board of Directors*

         The Board of Directors does not have a compensation or option committee. The President of the Company, in consultation with certain directors, determines the compensation to be paid to the executive officers of the Company who are Company employees, while the Board of Directors awards stock options.

         The Company's compensation package for executive officers consists of three basic elements: (1) base salary; (2) annual bonus compensation; and (3) long-term incentives in the form of stock options granted pursuant to the Company's 1999 Stock Incentive Plan (the "1999 Stock Incentive Plan"). Other elements of compensation include medical and life insurance benefits available to employees generally.

         The several elements of compensation serve different purposes. Salary and bonus payments are designed mainly to reward current and past performance, while stock options are designed to provide strong incentive for superior long-term future performance and are directly linked to stockholders' interests because the value of the awards will increase or decrease based upon the future price of the Company's Common Stock.

         A number of factors are considered in establishing compensation for executive officers. An executive officer's responsibilities, as well as the services rendered by the executive officer to the Company are considered in determining compensation levels. Neither base compensation nor bonus compensation is based on any specific formula.

         The Board of Directors believes that awarding stock options under the 1999 Stock Incentive Plan will provide a strong incentive for long-term future performance. By means of the 1999 Stock Incentive Plan, the Company seeks to retain the services of persons now holding key positions and to secure the services of persons capable of filling such positions. From time to time, stock options may be awarded which, under the terms of the 1999 Stock Incentive Plan, permit the executive officer or other employee to purchase shares of Common Stock at not less than the fair market value of the shares of Common Stock at the date of grant. The extent to which the employee realizes any gain is, therefore, directly related to increases in the price of the Company's Common Stock and, therefore, stockholder value, during the period of the option. In certain circumstances, options having an exercise price below the fair market value of the Common Stock on the date of grant may be issued (although none have been granted to date). Options granted to executive officers generally become exercisable at the rate of 20% per year, commencing one year after the date of grant. The number of stock options awarded to an executive officer is not based on any specific formula, but rather on a subjective assessment of the executive's performance and the Company's performance. In March 2000, options to

----------
* The disclosure contained in this section of this Proxy Statement is not incorporated by reference into any filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 that incorporate filings or portions thereof (including this Proxy Statement or the "Executive Compensation" section of this Proxy Statement) without specific reference to the incorporation of this section of this Proxy Statement.

purchase an aggregate of 165,000 shares of Common Stock were granted under the 1999 Stock Incentive Plan to current executive officers and employees of the Company at an exercise price of $.75 per share.

         Under the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company would not be able to deduct compensation to its executive officers whose compensation is required to be disclosed in the Company's proxy statement for such year in excess of $1 million per year unless such compensation was within the definition of "performance-based compensation" or meets certain other criteria. To qualify as "performance-based compensation," in addition to certain other requirements, compensation generally must be based on achieving certain pre-established objective performance criteria. The Board believes that, while it is in the best interest of the Company to retain maximum flexibility in its compensation programs to enable it to appropriately reward, retain and attract the executive talent necessary to the Company's success, the Board does not currently anticipate that it will pay compensation in amounts that would not be deductible under Section 162(m). However, the Board recognizes that in appropriate circumstances that could develop in the future, compensation that is not deductible under Section 162(m) may be warranted and could be paid in the Board's discretion.

         Compensation of the Chief Executive Officer. Prior to October 23, 2000, Mr. Borden was an employee of Leucadia whose services were provided to the Company under the Administrative Services Agreement with Leucadia. As a result, prior to October 23, 2000, the Company did not pay any compensation to Mr. Borden for his services as President and chief executive officer. Instead, Mr. Borden was compensated by Leucadia, with a portion of the amounts paid by the Company under the Administrative Services Agreement being allocable to Mr. Borden's service to the Company. Effective October 23, 2000, Mr. Borden became an employee of the Company, with an annual base salary of $145,000 for the balance of the year 2000; Mr. Borden's annual salary increased to $210,000 beginning in 2001. For the year 2000, Mr. Borden's performance bonus was equal to 0.5% of certain year 2000 revenue of the San Elijo Hills project, and for the year 2001 was equal to 0.375% of certain year 2001 revenue of the San Elijo Hills project. Mr. Borden will also be eligible to receive an annual discretionary bonus from the Company. As reflected in the Summary Compensation Table above, Mr. Borden received aggregate bonus compensation from the Company of $344,027 for his services to the Company in 2000 and $330,265 in 2001.

         The foregoing report is submitted by Patrick D. Bienvenue, Paul J. Borden, Timothy M. Considine, Ian M. Cumming, Michael A. Lobatz and Joseph S. Steinberg.

      Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and Directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely upon a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers, Directors and greater than 10% beneficial shareholders, the Company believes that during the year ended December 31, 2001, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

Stockholder Return Performance Graph**

         Set forth below is a graph comparing the cumulative total stockholder return on Common Stock against cumulative total return of the Standard & Poor's 500 Stock Index (the "S&P 500 Index") and the Standard & Poor's Homebuilding-500 Index (the "S&P Homebuilding Index") for the period commencing December 31, 1996 to December 31, 2001. Index data was furnished by Standard & Poor's Compustat Services, Inc.

Comparison of Five-Year Cumulative Total Return of the Company, S&P 500 Index and S&P Homebuilding Index

         The following graph assumes that $100 was invested on December 31, 1996 in each of the Common Stock, the S&P 500 Index and the S&P Homebuilding Index and that all dividends were reinvested

                                      1997        1998         1999        2000        2001
The Company                          50.00      100.00       700.00      675.20      722.86
S&P Homebuilding Index              160.02      195.22       131.69      206.61      263.84
S&P 500 Index                       133.36      171.48       207.56      188.66      166.24


----------
** The disclosure contained in this section of the Proxy Statement is not incorporated by reference into any prior filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 that incorporated future filings or portions thereof (including this Proxy Statement or the "Executive Compensation" section of this Proxy Statement).

                             AUDIT COMMITTEE REPORT

         The following is the report of the Company's Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2001.


Review with Management

         The Audit Committee reviewed and discussed the Company's audited financial statements with management.

Review and Discussions with Independent Auditors

         The Audit Committee discussed with PricewaterhouseCoopers LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) regarding the auditor's judgments about the quality of the Company's accounting principles as applied in its financial reporting.

         The Audit Committee also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with PricewaterhouseCoopers LLP their independence.

Conclusion

         Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that its audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors

         Timothy M. Considine
         Michael A. Lobatz

         The information contained in the foregoing report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference in such filing.


                        INDEPENDENT ACCOUNTING FIRM FEES

         For the fiscal year ended December 31, 2001, the Company's independent accounting firm, PricewaterhouseCoopers LLP, billed the Company $99,500 for audit fees. There were no other fees billed for the year 2001.

         APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION


         The Board of Directors recommends an amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 100 million shares to 250 million shares and to eliminate the prohibition on the issuance of non-voting equity securities. The proposed amendment would be accomplished by amending the first paragraph of Article 4 of the Amended Restated Certificate of Incorporation of the Company to read as follows:


              "Article 4: The total number of shares of stock that this corporation shall have authority to issue is two hundred and fifty million (250,000,000), which stock shall be common stock, par value $.01 per share, with limited transferability as described in part B of this Article 4. Issuance of authorized stock by this corporation shall be limited as described in Part A of this Article 4."


         Subject to favorable action by the Stockholders, the proposed amendment will become effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation by the Department of State of the State of Delaware. Such filing is expected to occur on or about July 10, 2002.


         As of the Record Date, there were 56,808,076 shares of Common Stock outstanding. In addition, an aggregate of 1,749,750 shares of Common Stock have been reserved for issuance pursuant to the 1999 and 2000 Stock Incentive Plans. Thus 41,442,174 shares of Common Stock presently are available for issuance.


         The Board of Directors has proposed to increase the number of authorized shares because it deems it desirable to have additional shares of Common Stock available for issuance for general corporate purposes. The additional shares of Common Stock would also be available for sale to raise capital, for future employee benefit plans or any other lawful corporate purposes in the discretion of the Board of Directors. The Board of Directors has proposed to delete the prohibition on the issuance of non-voting equity securities because it deems it desirable to have the flexibility to issue all kinds of equity securities, including non-voting equity. The prohibition was included in the Company's Certificate of Incorporation as part of the Company's emergence from Chapter 11 bankruptcy proceedings because the Company was advised that the prohibition was required under U.S. bankruptcy law. However, the Board of Directors believes that continuation of this prohibition is unnecessarily restrictive and eliminates potential issuances of securities that the Company otherwise would legally be able to issue. Whether or not any proposed transaction involving the issuance of shares (including non-voting equity securities) will be submitted to the Stockholders for approval will be determined by applicable law, the Certificate of Incorporation, the Company's By-Laws, and the regulations of any securities exchange on which the Common Stock may be listed at the time.


         The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote on the Certificate of Incorporation amendment at the Meeting is required to approve the proposed amendment to the Company's Certificate of Incorporation. The Board of Directors recommends a vote FOR this proposal.




                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Board of Directors recommends that the Stockholders ratify the selection of PricewaterhouseCoopers LLP, certified public accountants, as independent auditors to audit the accounts of the Company and its subsidiaries for 2002. PricewaterhouseCoopers LLP are currently independent auditors for the Company.

         The Board of Directors recommends a vote FOR this proposal.


                                  ANNUAL REPORT

         A copy of the Company's 2001 Annual Report to Stockholders on Form 10-K, as amended (the "Annual Report"), is being furnished to Stockholders concurrently herewith. Exhibits to the Annual Report will be furnished to Stockholders upon payment of photocopying charges.


                            PROPOSALS BY STOCKHOLDERS

         Proposals that Stockholders wish to include in the Company's Proxy Statement and form of proxy for presentation at the Company's 2003 Annual Meeting of Stockholders must be received by the Company at 1903 Wright Place, Suite 220, Carlsbad, California 92008, Attention of Corinne A. Maki, Secretary, no later than February 14, 2003.

         Any such proposal must be in accordance with the rules and regulations of the Securities and Exchange Commission. With respect to proposals submitted by a Stockholder other than for inclusion in the Company's 2003 Proxy Statement and related form of proxy, timely notice of any such proposal must be received by the Company in accordance with the By-Laws and the rules and regulations of the Company no later than February 14, 2003. Any proxies solicited by the Board of Directors for the 2003 Annual Meeting may confer discretionary authority to vote on any proposals notice of which is not timely received.

         It is important that your proxy be returned promptly, whether by mail, by the Internet or by telephone. The proxy may be revoked at any time by you before it is exercised. If you attend the meeting in person, you may withdraw any proxy (including an Internet or telephonic proxy) and vote your own shares.

                                             By Order of the Board of Directors.

                                             /s/ CORINNE A. MAKI

                                             CORINNE A. MAKI
                                             Secretary

                        ANNUAL MEETING OF STOCKHOLDERS OF

                               HOMEFED CORPORATION

                                  July 10, 2002

Co. #___________                                        Acct. #_____________

                            PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL
---------------

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------

Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET
-------------------

Please access the web page at www.voteproxy.com and follow the on-screen instructions. Have your control number available when you access the web page.



YOUR CONTROL NUMBER IS              [graphic]          ------------------------

                                                       ------------------------

                 Please Detach and Mail in the Envelope Provided

--------------------------------------------------------------------------------
PROXY

                               HOMEFED CORPORATION

                  Proxy Solicited on Behalf of the Board of Directors for Annual Meeting of Stockholders, July 10, 2002 at 1:30 P.M.

                  The undersigned stockholder of HomeFed Corporation (the "Company") hereby appoints Paul J. Borden, Erin N. Ruhe and Corinne A. Maki and each of them, as attorneys and proxies, each with power of substitution and revocation, to represent the undersigned at the Annual Meeting of Stockholders of HomeFed Corporation to be held at Grand Pacific Palisades Resort and Hotel, 5805 Armada Drive, Carlsbad, California 92008, the Terrace Room on July 10, 2002 at 1:30 p.m., and at any adjournment or postponement thereof, with authority to vote all shares held or owned by the undersigned in accordance with the directions indicated herein.

                  Receipt of the Notice of Annual Meeting of Stockholders dated June 14, 2002, the Proxy Statement furnished herewith, and a copy of the Annual Report to Stockholders for the year ended December 31, 2001 is hereby acknowledged.

                  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND PURSUANT TO ITEM 4.

                (Continued and to be signed on the reverse side)

                         Please date, sign and mail your
                      proxy card back as soon as possible!


                         Annual Meeting of Stockholders

                               HOMEFED CORPORATION

                                  July 10, 2002



       [Graphic] Please Detach and Mail in the Envelope Provided [Graphic]

--------------------------------------------------------------------------------

[X]              Please mark your vote as in this example


Item 1. Election of Directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW AND FOR PROPOSALS 2 AND 3 AND PURSUANT TO ITEM 4.

FOR all nominees listed on the    WITHHOLD AUTHORITY to vote for all    NOMINEES:  Patrick D. Bienvenue, Paul J. Borden,
right (except as marked to the    nominees listed to the right.         Timothy M. Considine, Ian M. Cumming, Michael A.
contrary hereon).                                                       Lobatz, and Joseph S. Steinberg.

        [ ]                                     [ ]


(Instructions: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)

-------------------------------------------

Item 2. To approve an amendment to the Company's Certificate of Incorporation to increase the number of shares of common stock that the Company is authorized to issue from 100 million common shares to 250 million common shares and to eliminate the prohibition on the issuance of non-voting equity securities.

       FOR            AGAINST           ABSTAIN

        [ ]              [ ]                [ ]


Item 3. Ratification of the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for 2002.

       FOR            AGAINST           ABSTAIN

        [ ]              [ ]                [ ]

Item 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly be presented to the Meeting or any adjournment of the Meeting.


                                       2


(Signature)                                 (Signature if held jointly)                                   Dated:
            ------------------------                                    -------------------------                ----------
, 2002


NOTE: The signature should agree with the name on your stock certificate. If acting as attorney, executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name by duly authorized officer. If shares are held jointly, each stockholder should sign.
















                                       3